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                                                            AS AMENDED 12/5/96


                 INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC.

                                       BY LAWS


                                  ARTICLE I-OFFICES

(a) The principal office of the corporation shall be maintained in the city of Fort Worth, Tarrant County, Texas, or its environs.

(b) The corporation may also have offices and transact business at such other places in the state of Texas or elsewhere as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                  ARTICLE II-SEAL

     The corporation seal shall have inscribed thereon the name of the corporation and the word "SEAL." Said seal may be used by causing it, or a facsimile thereof to be impressed or affixed, or reproduced, or otherwise.

                        ARTICLE III-MEETING OF STOCKHOLDERS

(a) PLACE OF MEETINGS: Stockholders' meetings shall be held at the principal office and place of business of the corporation in Fort Worth, Texas, or its environs, or at such other place as may be designated in the notice of such meeting and authorized by the Board of Directors, Stockholders "entitled to vote" as hereinafter described shall be only those stockholders of Class A Voting stock.

(b) ANNUAL MEETINGS: The annual meeting of the stockholders of this corporation shall be held at the principal office of the corporation in Fort Worth, Texas, on the first business day following the 5th of December of each year unless amended by notice duly given, at which time there shall be elected by the company stockholders of Class A Voting stock, members of the Board of Directors as hereinafter described in Article V, section (a), of these Bylaws, and the stockholders shall transact such other business as shall properly come before them. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting hereafter called pursuant to these Bylaws.

(c) NOTICE OF ANNUAL MEETING: A notice setting out the time and place of such annual meeting shall be delivered personally or shall be mailed, postage prepaid, to each stockholder of record entitled to vote, and if mailed, to the stockholder's address as the same appears on the stock book of the company, or if no such address appears, at the stockholder's last known place of address, at least ten (10) days prior to the annual meeting. The company will also publish the notice of its annual meeting in the company's sales bulletin.

(d) ADJOURNMENT OF ANNUAL MEETING: If a quorum of stockholders entitled to vote be not present at the annual meeting, the stockholders present in person or by proxy may adjourn to

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some future time, as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each stockholder at least three (3) days before such adjourned meeting; but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

(e) SPECIAL MEETINGS: Special meetings of the stockholders shall be held at the same place as the annual meeting as hereinbefore provided or at such other location as may be designated by the Chairman of the Board or the President. Such meeting may be called at any time by the Chairman of the Board or the President or the holders of fifty percent (50%) of the outstanding capital stock of the company entitled to vote. The Secretary shall mail or personally deliver a notice of such call to each stockholder of the company entitled to vote at least ten (10) days but not more than sixty
(60) days prior to the date of the special meeting, and such notice shall state the time and place of such meeting and the object thereof. No business shall be transacted at the special meeting except as stated in the notice sent to the stockholders, unless all such outstanding voting stock is represented at the meeting, either in person or by proxy, and all such voting stock unanimously consents in writing to transaction of other business.

(f) QUORUM: A majority of the stock issued and outstanding and entitled to vote in person or by proxy, shall constitute a quorum for the transacting of business at any meeting of the stockholders.

(g) NUMBER OF VOTES FOR EACH STOCKHOLDER: Each stockholder shall be entitled to one vote for each share of Class A Voting stock standing in his own name on the books of the company, whether represented in person or by proxy.

(h)  PROXIES: All proxies shall be in writing and properly signed.

(i) ORDER OF BUSINESS: The following order of business shall be observed at all annual and special meetings of the stockholders so far as practicable:

          (1)  Calling the roll;
          (2)  Reading, correcting and approval of minutes of previous meetings;
          (3)  Report of Officers;
          (4)  Report of Committees;
          (5)  Election of Directors;
          (6)  Unfinished Business.

(j) NOTICES: All notices herein provided for may be waived by a waiver in writing signed by a stockholder entitled to vote, and upon such waiver, meetings of stockholders may be held at such time and place as may by the stockholders be agreed upon.

                                  ARTICLE IV-STOCK

(a) CERTIFICATES OF STOCK: Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President, or appropriate Vice President, and countersigned by the Secretary, with the seal of the corporation affixed thereto, certifying the number of shares

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of the stock of the corporation owned by the shareholders. All certificates of stock within each class, Class A Voting and Class B Nonvoting, shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the company's books. All certificates of stock transferred by endorsements thereof shall be surrendered for cancellation and new certificates issued to the purchaser or assignee. All certificates issued shall bear an imprint upon their face to the effect that there exists as a limitation upon the transferability of the shares of stock of the corporation. No certificates shall be issued to any party unless said party shall agree with the corporation as to the limitations on transferability of such stock in accordance with the requirements of the Texas Insurance Code and the laws of such other states as may be required and as the Board of Directors may otherwise establish.

(b) TRANSFER OF STOCK: Shares of stock shall be transferred only on the books of the company by the holder thereof in person or by his attorney. Stockholders desiring to sell and transfer their stock shall immediately advise the company of their intention to do so. Any such transfer shall be subject to the restrictions described in "(a)," above.

(c) LOST OR DESTROYED CERTIFICATES: Issuance of certificates in lieu of certificates lost or destroyed may be made upon such regulations as may be prescribed by the Board of Directors.

                                ARTICLE V-DIRECTORS

(a) NUMBER, ELECTION AND TERM OF OFFICE: The Board of Directors shall consist of not less than three (3) nor more than twelve (12) directors. The number of directors may be increased or decreased by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Class A Voting stock of the corporation at any annual meeting or at any special meeting called for that purpose, provided, however, that the number of directors shall in no event be less than three (3) nor more than twelve
(12). The Board shall be divided into three (3) classes, Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the directors first elected to Class II shall serve for a term ending on the second annual meeting following the meeting at which such directors were first elected, and the directors first elected to Class III shall serve a full term as hereinabove provided. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified unless he shall die, resign, become disqualified, disabled or shall otherwise be removed.

     For purposes of the preceding paragraph, reference to the first election of directors shall signify the first election of directors subsequent to the approval by the directors of this amendment to the corporation's Bylaws. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall

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not conform with the formula set forth in the preceding paragraph, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall conform thereto.

(b) REMOVAL AND VACANCIES OF DIRECTORS: Any director of the corporation may be removed from the Board, with or without cause, only by a vote of the holders of not less than eighty percent (80%) of the outstanding shares of Class A Voting stock entitled to vote thereon. Vacancies in the Board of Directors by reason of death, resignation, an increase in the number of directors, removal or other cause shall be filled by the vote of a majority of the remaining directors although less than a quorum. A director so selected by the remaining directors to fill a vacancy shall serve for the unexpired term of and in the same class as the director whose position is vacated, unless the person is selected to fill a vacancy created by an increase in the number of directors, in which event the remaining directors shall fill such vacancy consistent with the formula for classes of directors set forth in section "(a)" above.

(c) MEETINGS OF DIRECTORS: The annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders. Special meetings of the Board may be called by the Chairman of the Board or President or any two (2) directors by giving seven (7) days notice to each director.

(d)  QUORUM: A majority of the directors shall constitute a quorum.

(e) NOTICES: Notices herein provided for may be waived by a waiver in writing signed by the directors and upon such waiver meetings of the directors shall be held at the time and place as the directors may agree upon.

(f) POWERS OF DIRECTORS: The directors shall have the general management and control of the business and affairs of the company and shall exercise all the powers that may be exercised or performed by the corporation, under the statutes, the certificate of incorporation and the Bylaws.

(g) AMENDMENT OF THIS ARTICLE V: Notwithstanding the provisions of Article X of the Bylaws of this corporation with respect to amendment of the Bylaws,
Article V of the Bylaws of the corporation relating to a Classified Board, may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Class A Voting stock.

     If and when the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be valid corporate action as though it had been authorized at any annual or special meeting of the directors.

                           ARTICLE VI-EXECUTIVE COMMITTEE

(a) NUMBER, ELECTION AND TERM OF OFFICE: The directors shall, at their annual meeting, elect from among them by a majority vote of all directors, an Executive Committee consisting of not less than three (3) or more than five
(5) directors. Said Executive Committee shall have a term of office of one year.

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(b)  VACANCIES: Vacancies for any reason in the Executive Committee shall be filled by a vote of a majority of the Board of Directors.

(c) MEETINGS: The Executive Committee shall meet from time to time as required for the purpose of conducting its business, upon due notice by any member thereof to the other committee members.

(d)  QUORUM: A majority of the Executive Committee shall constitute a quorum.

(e) NOTICES: Notices herein provided for may be waived by written waiver signed by a committee member, and upon such waiver meetings of the Executive Committee shall be held at the time and place as the committee may agree upon.

(f) POWERS OF EXECUTIVE COMMITTEE: The Executive Committee of the Board of Directors shall, to the extent allowable by law, have the same authority and control of the business and affairs of the company as the Board of Directors, shall act on behalf of the entire Board between meetings thereof, and acts by the Executive Committee shall have the same force and effect as if performed by said entire Board of Directors.

     In lieu of meeting, the Executive Committee may severally or collectively act by written unanimous consent, and any such written unanimous consent shall be valid corporate action as though it had been authorized at any meeting of the Executive Committee.

                                ARTICLE VII-OFFICERS

(a) ENUMERATION: The offices of the corporation may consist of a Chairman of the Board, a President, Vice Presidents, a Secretary and a Treasurer and such other officers as shall from time to time be chosen and appointed by the Board of Directors.

(b) CHAIRMAN OF THE BOARD: The Board of Directors may elect a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the directors and stockholders. When designated as such by the Board, the Chairman of the Board shall be the corporation's Chief Executive Officer.

(c) PRESIDENT: The President shall have general charge over the affairs of the corporation. When the Chairman of the Board is designated as Chief Executive Officer, the President shall be subject to the direction of the Chairman of the Board. If the Chairman is not designated as Chief Executive Officer, then the President shall be Chief Executive Officer, subject only to the direction of the Board of Directors. The President shall, in any case, be the Chief Operating Officer of the corporation.

(d) VICE PRESIDENT/SENIOR VICE PRESIDENT: Each Vice President shall perform such duties as may be assigned to him by the Chairman or the President. A Senior Vice President may be designated as such based upon tenure or responsibility.

(e) SECRETARY: The Secretary shall be ex-officio Secretary of the Board of Directors, shall give or cause to be given all required meeting notices to the stockholders, and directors, shall record

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all proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose; and shall perform such other duties as may be assigned to him by the Board of Directors; he shall have custody of the seal of the corporation and shall affix the same to any instrument when duly authorized to do so and attest the same, and he shall be sworn to the faithful discharge of his duties. This office may be combined with the office of Treasurer.

(f) TREASURER: The Treasurer shall keep account of all monies of the company received or disbursed, and shall deposit all monies and valuables in the name and to the credit of the company in such banks and depositories as the Board of Directors shall designate. This office may be combined with any other office of the corporation.

(g) COMPENSATION: The salad and other remuneration in any form of the Chairman of the Board shall be fixed and may be changed by the Board of Directors. The salaries and other remuneration of those officers who are members of the Executive Committee of the Board of Directors other than the Chairman of the Board shall be fixed and may be changed by the Chairman of the Board if authorized by the Board to do so or, if the Chairman is not so authorized or there is no Chairman of the Board, by the Board of Directors. The salaries and remuneration in any form of all other officers may be fixed and may be changed by the Board of Directors or its Executive Committee.

(h) TERM OF OFFICE: Each of such officers shall serve for the term of one year or until their successors have been duly elected and qualified.

(i) VACANCIES AND REMOVAL OF OFFICERS: In case of the death, disability, resignation or otherwise of one or more of the officers, the Board of Directors, although less than a quorum shall fill the vacancies for the unexpired term. Any officer of this corporation may be removed with or without cause by the affirmative vote of the Board of Directors at any regular or special meeting called for that purpose. A vacancy in the office Chairman or President shall be filled only by an officer who has held the positions of a Vice President and a Regional Agent.

                               ARTICLE VIII-DIVIDENDS

(a) Dividends may be declared by the Board of Directors at its discretion from surplus or net profits of the corporation.

(b) Dividends shall be payable only to the stockholders of record on the books of the company at the time fixed for such payment.

                              ARTICLE IX-INDEMNIFICATION

(a)  DEFINITIONS: For purposes of this Article IX:

     (1) References to the "Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article.

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     (2)  "Indemnitee" means (a) any present or former director, advisory director, or officer of the Corporation, (b) any person who, while serving in any of the capacities referred to in clause (a) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corp oration, partnership, joint venture, trust, employee benefit plan or other enterprise, and (c) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (a) or (b) hereof.

     (3) "Official Capacity" means (a) when used with respect to a director, the office of director of the Corporation, and (b) when used with respect to a person other than a director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person at the request of or on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or any other enterprise.

     (4) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

(b) INDEMNIFICATION: The Corporation shall indemnify an Indemnitee who was, is, or is threatened to be made a named defendant, respondent or witness in a Proceeding by reason, in whole or in part, of such person serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Subparagraph (a)(2) above, against any judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the Proceeding if it is determined, in the manner described in Paragraph (c) below, that the person (1) conducted himself in good faith, (2) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation's best interests, and in all other cases, that his conduct was at least not opposed to the Corporation's best interests, and (3) in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification (i) shall be limited to reasonable expenses actually incurred by the person in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. The termination of a Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements for indemnification set forth above. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Notwithstanding any other provision of this Article, the Corporation shall pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participant in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

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(c)  DETERMINATIONS: The determinations required in Paragraph (b) above that an Indemnitee has satisfied the prescribed conduct and belief standards must be made (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding,
(2) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the Proceeding, (3) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in clause (1) or (2) of this sentence, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (4) by the holders of Class A Voting stock in a vote that excludes the voting shares held by the directors who are named defendants or respondents in the Proceeding. The determination as to reasonableness of expenses must be made in the same manner as the determination that the person has satisfied the prescribed conduct and belief standards, except that if the determination that the person has satisfied the prescribed conduct and belief standards is made by special legal counsel, the determination as to reasonableness of expenses must be made by the Board of Directors or a committee of the Board by vote as set forth in clauses (1) and
(2) of the immediately preceding sentence or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors.

(d) ADVANCEMENT OF EXPENSES: Reasonable expenses incurred by an Indemnitee who was, is, or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the Proceeding and without any of the determinations specified in Paragraph (c) above, after the Corporation receives a written affirmation by the Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification under Paragraph (b) above and a written undertaking by or on behalf of such director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements. The written undertaking described in the immediately preceding sentence to repay the amount paid or reimbursed to him by the Corporation must be an unlimited general obligation of the Indemnitee but need not be secured, and it may be accepted without reference to financial ability to make repayment.

(e) INSURANCE AND OTHER INDEMNIFICATION: The Corporation, may purchase and maintain insurance or establish and maintain another arrangement on behalf of any Indemnity against or in respect of any liability asserted against him and incurred by him, both as to action in his Official Capacity and as to action in any other capacity, whether or not the Corporation would have the power to indemnify him against that liability under those Bylaws or by statute. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnity the person only if including coverage for the additional liability has been approved by the holders of the Class A Voting stock of the Corporation. Without limiting the power of the Corporation to purchase, procure, establish or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of Indemnitees, (1) create a trust fund, (2) establish any form of self-insurance (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be purchased, procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of

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whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

(f) REPORT TO SHAREHOLDERS: Any indemnification of or advancement of expenses to an indemnitee in accordance with this Article or the provisions of any statute shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

(g) ENTITLEMENT: The indemnification provided by this Article shall (1) not be deemed exclusive of or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation's Articles of Incorporation, any law, agreement or vote of shareholders or disinterested directors, or otherwise, (2) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (3) inure to the benefit of the heirs, executors and administrators of such a person.

(h) EMPLOYEE BENEFIT PLANS: The Corporation is deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law are deemed fines Action taken or omitted to be taken by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the best interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

(i) SEVERABILITY: The provisions of this Article are intended to comply with Articles 2.02A(16) and 2.02-1 of the Texas Business Corporation Act. To the extent that any provision of this Article authorizes or requires indemnification or the advancement of expenses contrary to such statutes or the Articles of Incorporation, the Corporation's power to indemnity or advance expenses under such provision shall be limited to that permitted by such statutes and the Articles of Incorporation and any limitation required by such statutes or the Articles of Incorporation shall not affect the validity of any other provision of this Article.

(j) EFFECT OF AMENDMENT: No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnity any such Indemnitees, under and in accordance with the provisions of this Article as in effect immediately prior to such amendment, modification or repeal with respect to claims rising

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from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(k)  STATUTORY CHANGES: In the event the indemnification provided by this
Article is more restrictive than the provisions of indemnification allowed by
Article 2.02-1 of the Texas Business Corporation Act, and those persons seeking indemnification shall be indemnified to the flaIl extent permitted by
Article 2.02-1 of the Texas Business Corporation Act as it may exist from time to time.

                                 ARTICLE X-AMENDMENTS

     Other than as otherwise specifically provided herein, any of the Bylaws of this corporation may be altered, changed or amended by a majority of the Directors or of the shares of the company entitled to vote at any annual or special meeting properly and legally called for that purpose.

                               ARTICLE XI-VOTING RIGHTS

     Only Class A Voting common shares shall be entitled to vote except on matters on which all shareholders are entitled to vote under the Texas Business Corporation Act.


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